                                                                     EXHIBIT 5.1

                 OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                     PARK AVENUE TOWER, 65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022
                                 (212) 451-2300
                            FACSIMILE (212) 451-2222
                                www.olshanlaw.com
                                ----------------

                                                         NEW JERSEY OFFICE
                                                      2001 ROUTE 46, SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                           (973) 335-7400
                                                     FACSIMILE (973) 335-8018

                                 May 5, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                        Re:  Water Chef, Inc.
                             Registration Statement on Form SB-2
                             -----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Water Chef, Inc., a Delaware corporation
(the "Company"),  in connection with the filing of its registration statement on
Form SB-2 (the  "Registration  Statement")  relating to  97,291,136  shares (the
"Shares") of its common stock,  $.001 par value per share (the "Common  Stock"), as more particularly described in the Registration Statement.

            We advise you that we have examined originals or copies certified or otherwise  identified to our  satisfaction of the  Registration  Statement,  the
Prospectus  forming  a part  thereof  (the  "Prospectus"),  the  Certificate  of
Incorporation,  By-laws and corporate proceedings of the Company, and such other documents,  instruments and certificates of officers and  representatives of the
Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

            Based  upon the  foregoing,  we are of the  opinion  that the Shares currently  held by the  selling  securityholders  set forth in the  Registration
Statement  are duly and  validly  issued,  fully  paid  and  non-assessable.  In addition,  based  upon the  foregoing,  we are of the  opinion  that the  Shares issuable  upon  the  exercise  of the  warrants  described  in the  Registration
Statement  and the Shares  issuable upon  conversion  of the Company's  Series C convertible  preferred  stock and Series F  convertible  preferred  stock,  when

Securities and Exchange Commission
May 5, 2005

issued and paid for in accordance with the terms and conditions set forth in the
Registration  Statement  will  be  duly  and  validly  issued,  fully  paid  and non-assessable.

          We  express  no  opinion  as  to  any  laws  other  than  the  General
Corporation  Law of the State of  Delaware  and the  federal  laws of the United
States of America.

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal Matters" in the Prospectus.

          We  advise  you  that  this  firm  and  a  member  of  this  firm  are stockholders of the Company.

                            Very truly yours,

                            /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG &  WOLOSKY LLP
                            --------------------------------------------------
                            OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP